EXHIBIT 10.10
[Avanade, Inc.]
SUPPLEMENTAL EXECUTIVE RETIREMENT AND SAVINGS PLAN
ADOPTION AGREEMENT
     By executing this Adoption Agreement, the Employer(s) named herein establish(es) the Plan as part of THE NATIONWIDE CORPORATE INCENTIVE PROGRAM®, as set forth in this Adoption Agreement and in The Nationwide Corporate Incentive Program Prototype Supplemental Executive Retirement and Savings Plan — Basic Plan Document (the “Basic Plan Document”), which is hereby incorporated by reference into this Adoption Agreement (the Basic Plan Document and Adoption Agreement collectively referred to as the “Plan”). The terms used in this Adoption Agreement shall have the same meaning as in the Plan, unless some other meaning is expressly herein set forth.
     THE FAILURE TO PROPERLY FILL OUT THIS ADOPTION AGREEMENT MAY RESULT IN ADVERSE TAX CONSEQUENCES TO PLAN PARTICIPANTS AND SIGNIFICANT LIABILITY TO THE EMPLOYER.
A.	EMPLOYER INFORMATION

Name of Employer(s) (If more than one Employer is specified, the first named Employer shall be the Plan Sponsor):

1.	Name:	Avanade, Inc.
	Address:	2211 Elliot Ave. Suite 200 Seattle, WA 98121
	Phone:	206-239-5600
	EIN:	91-2032865

2.	Name:
Address:

Phone:
EIN:

3.	Name:
Address:

Phone:
EIN:

☐	Check this box if there is an attachment named “Exhibit A” when the above lines are insufficient.
B.	PLAN INFORMATION

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1.	Name of Plan: [Avanade, Inc.] Supplemental Executive Retirement Plan.

2.	This Adoption Agreement, when used with the Basic Plan Document, shall (Check one):

a.	☐	Establish a new Plan effective as of , the “Effective Date”.

b.	☑	Constitute an amendment and restatement in its entirety of a previously established plan, which was initially effective on 01/01/2005 the “Original Effective Date.” This amendment and restatement is effective as of 12-31-07, the “Effective Date.”

NOTE: EMPLOYERS WHO WISH TO HAVE THIS ADOPTION AGREEMENT AND THE BASIC PLAN DOCUMENT GOVERN THE ASSETS MAINTAINED IN RESPECT OF A PRIOR PLAN MAY DO SO ONLY IF THIS ADOPTION AGREEMENT AND THE BASIC PLAN DOCUMENT OFFER TO PARTICIPANTS UNDER THE PRIOR PLAN DISTRIBUTION AND VESTING RIGHTS THAT ARE AT LEAST AS FAVORABLE TO THE PARTICIPANTS AS THOSE PROVIDED UNDER THE PRIOR PLAN. IF THIS ADOPTION AGREEMENT AND THE BASIC PLAN DOCUMENT DO NOT SATISFY THIS REQUIREMENT, THE EMPLOYER MUST DEVELOP WITH COUNSEL ITS OWN DOCUMENT TO GOVERN THE RESTATED PLAN.
Pursuant to IRS transition rules that allow plans to come into compliance with code section 409A, plan participants, through this adoption agreement, are permitted to make new payment elections by 12/31/07 with respect to amounts subject to 409A without regard to code section 409A’s redeferral or acceleration provisions. New payment elections allowed under this adoption agreement, which along with the plan document constitute “the plan”, is considered an amendment of the plan to allow for the new payment election.
C.	ELIGIBILITY
NOTE: THE PLAN MAY BE MAINTAINED ONLY FOR THE BENEFIT OF (1) A SELECT GROUP OF THE EMPLOYER’S MANAGEMENT OR HIGHLY COMPENSATED EMPLOYEES, (2) INDEPENDENT CONTRACTORS OR (3) NON-EMPLOYEE DIRECTORS. EMPLOYERS ARE ENCOURAGED TO CONSULT WITH COUNSEL REGARDING WHETHER THE NAMED INDIVIDUALS OR POSITIONS QUALIFY UNDER THE “SELECT GROUP” STANDARD.
1.	The following named individuals, each of whom are considered either (a) a member of a select group of management or highly compensated Employees, (b) Independent Contractors or (c) Non-Employee Directors of the Employer:

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See Attached ! All Employees Level 60 and above plus 1 grand-fathered Level 55 employee

☐ Check the box if there is an attachment named “Exhibit C, l” when the above lines are insufficient.

(Employees/Independent Contractors/Non-Employee Directors who become eligible to participate in the Plan after the Effective Date shall be those specified by the Board of the Employer in accordance with the terms of the Plan.)

2.	Persons holding the following positions within the Employer’s management, each of whom are considered to be a member of a select group of management or highly compensated employees:

All Employees Level 60 and above plus 1 grand-fathered Level 55 employee.

☐ Check the box if there is an attachment named “Exhibit C,2” when the above lines are insufficient.
D.	CONTRIBUTIONS AND ALLOCATIONS
If Employer Contribution Credits are intended to be provided by the Employer under the Plan, so indicate:

1.	☑	The Employer shall not make Employer Contribution Credits.

2.	☐	The Employer may contribute each Plan Year an amount of Employer Contribution Credits on behalf of one or more Participants, at times and in amounts determined solely at the discretion of the Employer.

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NOTE: AN EMPLOYER WHO WISHES TO MAKE EMPLOYER CONTRIBUTION CREDITS AVAILABLE UNDER THE PLAN IS PERMITTED TO UTILIZE ANY METHOD THE EMPLOYER DESIRES, PROVIDED THAT SUCH METHOD IS PERMITTED UNDER CODE SECTION 409A (E.G., A UNIFORM PERCENTAGE OF COMPENSATION, A GROSS UP FOR THE LIMITATION ON CONTRIBUTIONS CERTAIN PARTICIPANTS MIGHT INCUR UNDER THE EMPLOYER’S TAX QUALIFIED RETIREMENT PLAN BECAUSE OF LIMITS UNDER SUCH PLAN, AN ARBITRARY DOLLAR AMOUNT, ETC.) AND MAY SELECT ANY PARTICIPANT OR PARTICIPANTS TO RECEIVE THE SAME (E.G., PARTICIPANTS WHO ARE EMPLOYED ON THE LAST DAY OF THE CALENDAR YEAR, PARTICIPANTS WHO ACCRUE A BENEFIT UNDER THE EMPLOYER’S TAX-QUALIFIED RETIREMENT PLAN, CERTAIN NAMED PARTICIPANTS WITH RESPECT TO WHOM THE EMPLOYER HAS A CONTRACTUAL OBLIGATION TO MAKE A CONTRIBUTION, ETC.). NO FORMULA IS REQUIRED TO BE SPECIFIED UNDER THIS ADOPTION AGREEMENT.
E.	DISTRIBUTIONS
1.	Form of Distributions Upon Separation from Service. Upon Separation from Service, the form of distribution will be determined by (Check one):

a.	☑ The Employer, who hereby elects that all distributions upon Separation from Service will be made in (Check one):

1. ☑ Lump sum form.

2. ☑ In annual installments over a period of (2-15) years.

If the Participant is deemed a key employee of a publicly traded corporation as defined in Code Section 416(i)(1), distributions may not commence earlier than six months after the date of the Participant’s Separation from Service.

b.	☐ The Employee, pursuant to the enrollment process, who may elect to receive distributions either in lump sum form or in annual installments over a period of 2 to (insert number of years — maximum 15) years; provided, however, that if the Participant is deemed a key employee of a publicly traded corporation as defined in Code Section 416(i)(1), payment may not be made earlier than six months after the date of the Participant’s Separation from Service.

NOTE: The Annual Installment Eligibility Age shall be age 65_.
2.	Special Distribution Rules.

a.	Will the plan allow for Specified Period Deferrals?

1. ☐ Yes.

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	2.	☑ No.

	3.	If the Plan will allow for Specified Period Deferrals, please indicate the number of Specified Period Deferrals available to each Participant. ___________

	4.	Please indicate the form of distribution of Specified Period Deferrals. Specified period deferral distributions under the Plan may be made in (check one or both):

a. ☑ Lump sum form.

b. ☑ Annual installments over a period of 2 to 15 (maximum 15) years, as selected by the Participant.

b.	Will the plan allow for Re-Deferrals?

	1.	☐ Yes.

	2.	☑ No.

c.	Upon a Change in Control:

	1.	☑ All vested Account balances will be automatically distributed in a lump sum.

	2.	☐ No distribution will be made.
F.	VESTING

1.	A Participant shall become vested in his or her Employer Contribution Credit Account under the Plan in accordance with the following schedule:

a.	☑	A Participant shall be fully vested in their Employer Contribution Credit Accounts at all times.

b.	☐	Years of Service Vested Percentage Under 3 Years 0% 3 Years or More 100%

c.	☐	Years of Service Vested Percentage Under 5 Years 0% 5 Years or More 100%

d.	☐	Years of Service Vested Percentage Under 1 Year 0%

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1 but not 2 33.33%
2 but not 3 66.66%
3 Years or More 100%

e.	☐	Years of Service Vested Percentage Under 1 Year 0% but not 2 20% 2 but not 3 40% 3 but not 4 60% 4 but not 5 80% 5 Years or More 100%

f.	☐	Years of Service Vested Percentage 1-10 years 10% per year

g.	☐	Years of Service Vested Percentage 1-20 years 5% per year
2.	Participants are fully vested in Compensation Deferral Credit amounts at all times. A Participant’s Employer Contribution Credit Account becomes vested upon death, Disability, or upon reaching a time/date specified by the employer for purposes of superseding the vesting schedule selected in Section F,l of this Adoption Agreement.

Enter specified time/date of vesting for all Participants (The Employer maintains the right to waive an individual’s vesting schedule at the employer’s discretion.). N/A

3.	In calculating a Participant’s vesting percentage in Employer Contribution Credits, the following years of service will be considered (Check one):

a.	☑	N/A. Employer Contribution Credits, if any, are 100% vested at all times.

b.	☐	Years of Service before and after the Plan’s original Effective Date (i.e., from date of hire) shall be considered.

c.	☐	Only Years of Service since the Plan’s original Effective Date shall be considered.

d.	☐	Years of Service since becoming a Participant.
4.	Upon a Change in Control, will all balances not vested as of the date of Change in Control be automatically vested?

a.	☑	Yes.

b.	☐	No.

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G.	DEATH BENEFITS
Will the Plan provide to Participants’ beneficiaries a death benefit of $25,000 over and above the payment of the Participant’s Account at death?

1.	☐	Yes. Check only if an insurance policy is held providing a death benefit of at least $25,000 on each Participant’s life.

2.	☑	No.
BY SIGNING THIS ADOPTION AGREEMENT, THE EMPLOYER (I) CERTIFIES THAT IT HAS CONSULTED WITH ITS OWN LEGAL AND TAX COUNSEL REGARDING THE EFFECTS OF THIS PLAN, AS APPLICABLE, ON ALL PARTIES, (II) CERTIFIES THAT IT HAS AND WILL LIMIT PARTICIPATION IN THE PLAN TO A SELECT GROUP OF THE EMPLOYER’S MANAGEMENT OR HIGHLY COMPENSATED EMPLOYEES, INDEPENDENT CONTRACTORS OR NON-EMPLOYEE DIRECTORS, AS DETERMINED BY THE EMPLOYER IN CONSULTATION WITH ITS COUNSEL, (III) CERTIFIES THAT IT HAS AND WILL LIMIT PARTICIPATION TO SATISFY THE ELEMENTS OF IRC SEC. 409A, AND ALL REGULATIONS AND GUIDANCE PROMULGATED THEREUNDER. (IV) ACKNOWLEDGES THAT NATIONWIDE FINANCIAL© AND ITS AFFILIATES MAKES NO REPRESENTATIONS AS TO THE LEGAL AND TAX EFFECTS ON PARTICIPATING EMPLOYERS OR PARTICIPANTS, (V) ACKNOWLEDGES RECEIPT OF THE CURRENT PROSPECTUSES FOR ALL INVESTMENT MEDIA MADE AVAILABLE UNDER THE PLAN, (VI) REPRESENTS THAT IT IS SOLELY RESPONSIBLE FOR ITS COMPLIANCE WITH APPLICABLE LAWS, INCLUDING FEDERAL AND STATE SECURITIES LAWS, AND (VII) REPRESENTS THAT EACH PARTICIPANT WITH THE RIGHT TO DIRECT DEEMED INVESTMENTS UNDER THE PLAN WILL RECEIVE A PROSPECTUS FOR EACH INVESTMENT REPRESENTING A PLAN DEEMED INVESTMENT.

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PLAN ADOPTION:
     IN WITNESS WHEREOF, the Employer (and adopting Affiliated Employers, if any) hereby cause this Plan to be executed as follows:

Employer Execution	Employer:	Avanade Inc.
	By:	Ima Bays
	Title:	Manager, Global Benefits
	Date:	10-11-07

Affiliated Employer Execution	Employer:

By:

Title:

Date:

Affiliated Employer Execution	Employer:

By:

Title:

Date:

Please list the form number of the document you are utilizing (i.e. NFS-0000-0, FS-0000). This number is located on the back cover, lower left corner.
Prototype Supplemental Executive Retirement and Savings Plan —
Plan Document _NFM-4650AO
Investment Choices _Future Corporate VUL
Census Information
The following outlines the necessary census information required for each participant. Please follow the outlined instructions and submit the finalized Excel spread sheet to Nationwide along with all other necessary documents.
Mail all documents to:
Nationwide Financial
Nationwide Business Solutions
Attn: Sales Support Manager
One Nationwide Plaza, 1-11-08
Columbus, OH 43215
Phone: (614) 677-1678
Email: nbs@nationwide.com

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Basic Plan
Document
Nationwide® Business Solutions
The Nationwide Corporate Incentive Program® Supplemental Executive Retirement and Savings Plan

Should only be used after consulting with tax and legal advisors

Welcome.
THE NATIONWIDE CORPORATE INCENTIVE PROGRAM®
Supplemental Executive Retirement and Savings Plan
Basic Plan Document
For use with the Adoption Agreement for The Nationwide Corporate Incentive Program®
Note: The plan sponsor should retain this Basic Plan Document as part of the Plan.

TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS
1.1	ACCOUNT	2
1.2	ADOPTION AGREEMENT	2
1.3	AFFILIATE OR AFFILIATES	2
1.4	ANNUAL INSTALLMENT ELIGIBILITY AGE	2
1.5	BENEFICIARY	2
1.6	BOARD	2
1.7	CHANGE IN CONTROL	2
1.8	CODE	3
1.9	COMPENSATION	3
1.10	COMPENSATION DEFERRAL CREDIT ACCOUNT	3
1.11	COMPENSATION DEFERRAL CREDITS	3
1.12	401 (k) EXCESS DEFERRAL	3
1.13	401 (k) EXCESS DEFERRAL CREDITS	3
1.14	DESIGNATION DATE	3
1.15	DISABILITY	3
1.16	EFFECTIVE DATE	3
1.17	EMPLOYEE	3
1.18	EMPLOYER	3
1.19	EMPLOYER CONTRIBUTION CREDIT ACCOUNT	3
1.20	EMPLOYER CONTRIBUTION CREDITS	3
1.21	ENTRY DATE	3
1.22	INDEPENDENT CONTRACTOR	4
1.23	NON-EMPLOYEE DIRECTOR	4
1.24	PARTICIPANT	4
1.25	PARTICIPANT ENROLLMENT AND ELECTION FORMS	4
1.26	PERFORMANCE BASED COMPENSATION	4
1.27	PLAN	4
1.28	PLAN SPONSOR	4
1.29	PLAN YEAR	4
1.30	RECORDKEEPER	4
1.31	RE DEFERRAL	4
1.32	SEPARATION FROM SERVICE	4
1.33	SPECIFIED PERIOD DEFERRAL	4
1.34	TRUST	4
1.35	UNFORESEEABLE EMERGENCY	5
1.36	VALUATION DATE	5
1.37	YEARS OF SERVICE	5

ARTICLE 2: ELIGIBILITY AND PARTICIPATION
2.1	REQUIREMENTS	5
2.2	CHANGE OF EMPLOYMENT	5

ARTICLE 3: CONTRIBUTIONS AND CREDITS
3.1	EMPLOYER CONTRIBUTION CREDITS	5
3.2	PARTICIPANT COMPENSATION DEFERRAL CREDITS	6
3.3	401 (k) EXCESS DEFERRAL CREDITS	6

ARTICLE 4: ALLOCATION OF FUNDS
4.1	ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS	7
4.2	ACCOUNTING FOR DISTRIBUTIONS	7
4.3	DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS	7
4.4	EXPENSES	8

ARTICLE 5: ENTITLEMENT TO BENEFITS
5.1	SEPARATION FROM SERVICE	8
5.2	CHANGE IN CONTROL	8
5.3	SPECIFIED PERIOD DEFERRALS	8
5.4	UNFORESEEABLE EMERGENCY	8

ARTICLE 6: DISTRIBUTION OF BENEFITS
6.1	METHOD OF PAYMENT	8
6.2	SEPARATION FROM SERVICE ACCOUNT DISTRIBUTIONS	8
6.3	CHANGE IN CONTROL ACCOUNT DISTRIBUTIONS	8
6.4	SPECIFIED PERIOD DEFERRAL DISTRIBUTION	9
6.5	DISTRIBUTIONS UPON UNFORESEEABLE EMERGENCIES	9
6.6	PAYMENT OF INSTALLMENTS	9
6.7	DEATH AND DISABILITY BENEFITS AND VESTING CONDITIONS	9
6.8	PROHIBITION ON ACCELERATION OF DISTRIBUTIONS	9

ARTICLE 7: BENEFICIARIES; PARTICIPANT DATA
7.1	DESIGNATION OF BENEFICIARIES.	10
7.2	INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES	10

ARTICLE 8: ADMINISTRATION
8.1	ADMINISTRATIVE AUTHORITY	10
8.2	UNIFORMITY OF DISCRETIONARY ACTS	11
8.3	LITIGATION	11
8.4	CLAIMS PROCEDURE	11

ARTICLE 9: AMENDMENT
9.1	RIGHT TO AMEND	12
9.2	AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN	12
9.3	CHANGES IN LAW AFFECTING TAXABILITY	12

ARTICLE 10: TERMINATION
10.1	DISTRIBUTION BECAUSE OF INCOME INCLUSION UNDER CODE SECTION 409A	12
10.2	TERMINATION AT EMPLOYER’S DISCRETION	13
10.3	TERMINATION DUE TO DISSOLUTION	13
10.4	TERMINATION DUE TO CHANGE IN CONTROL	13
10.5	SUSPENSION OF DEFERRALS	13
10.6	ALLOCATION AND DISTRIBUTION	13
10.7	SUCCESSOR TO EMPLOYER	13

ARTICLE 11: THE TRUST		13

ARTICLE 12: MISCELLANEOUS
12.1	LIMITATIONS ON LIABILITY	14
12.2	CONSTRUCTION	14
12.3	SPENDTHRIFT PROVISION	14
12.4	UNSECURED CREDITOR	14
12.5	COURT ORDER	14
12.6	INSURANCE	15
12.7	OFFSET FOR INDEBTEDNESS	15
12.8	NO CONTRACT OF EMPLOYMENT	15
12.9	GOVERNING LAW	15
12.10	NOTICE	15

THE NATIONWIDE CORPORATE INCENTIVE PROGRAM®
PROTOTYPE SUPPLEMENTAL EXECUTIVE RETIREMENT AND SAVINGS PLAN BASIC PLAN DOCUMENT
RECITALS
A.	By executing the attached Adoption Agreement (the “Adoption Agreement”), the Employer, as identified therein (the “Employer”), has adopted this Nationwide Corporate Incentive Program Prototype Supplemental Executive Retirement and Savings Plan (the “Plan”), effective as provided in the Adoption Agreement. The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Code. The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 and independent contractors.

B.	The purpose of this Plan is to provide specified benefits and the ability to defer compensation to certain eligible Employees, Independent Contractors or Non-Employee Directors who contribute to the growth and well-being of the Employer.
ARTICLE 1: DEFINITIONS
1.1 ACCOUNT means a bookkeeping entry in the records of the Employer in which the amount credited is equal to (a) the sum of the balances credited to a Participant’s or Beneficiary’s Compensation Deferral Credit Account and Employer Contribution Credit Account and (b) adjustments for contribution credits, distributions and deemed income, gains and losses (as determined by the Recordkeeper, in its discretion) credited thereto or debited therefrom. A Participant’s or Beneficiary’s Account shall be determined as of the date of reference.
1.2 ADOPTION AGREEMENT means the Agreement by which this Plan is adopted by and applied to the Employer.
1.3 AFFILIATE or AFFILIATES shall mean a group of entities, including the Employer, which constitutes a controlled group of corporations (as defined in section 414(b) of the Code), a group of trades or businesses (whether or not incorporated) under common control (as defined in section 414(c) of the Code), and members of an affiliated service group (within the meaning of section 414(m) of the Code).
1.4 ANNUAL INSTALLMENT ELIGIBILITY AGE shall mean the age at which the Participant, upon Separation from Service, shall have the option, pursuant to the Participant Enrollment and Election Forms, to receive distributions from his or her Account in annual installments over a period of years, not to exceed 15 years. The Annual Installment Eligibility Age shall be chosen by the Employer in the Adoption Agreement.
1.5 BENEFICIARY means any person or person so designated in accordance with the provisions of Article VII.
1.6 BOARD means the board of directors (or similar governing body) of the Employer or a duly authorized committee thereof.
1.7 CHANGE IN CONTROL will be deemed to have occurred if (1) any one person or more than one person acting as a group acquires stock of the corporation that constitutes more than 50% of the total fair market value or total voting power of the stock of the corporation; (2) within a 12 month period either:
(a)	Any one person or more than one person acting as a group acquires ownership of stock possessing 35% or more of the total voting power of the stock of the corporation, or

(b)	A majority of members of the corporation’s board of directors is replaced by directors whose appointment or election is not endorsed by a majority or the board of directors prior to the date of the appointment; or
(3) within a 12 month period any person or more than one person acting as a group acquires assets from the corporation that have a total gross fair market value equal to at least 40% of the total gross fair market of all of the corporation’s assets immediately prior to such acquisition. The gross fair market value of assets is determined without regard to liabilities associated with those assets. Transfer of assets by the corporation to related entities whom they control or are controlled by do not constitute a change in control of the assets for this purpose.
The Change in Control event must relate to a) the corporation for whom the Participant is performing services, b) the corporation that is liable for the payment of the deferred compensation, or c) a corporation that is the majority shareholder of one of those foregoing corporations, or is in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending with one of the foregoing corporations.

1.8 CODE means the Internal Revenue Code of 1986, as amended from time to time.
1.9 COMPENSATION means compensation for services performed, including (i) base salary payable during a Plan Year and (ii) bonuses payable during a Plan Year. Compensation also includes all fees payable to Independent Contractors and Non-Employee Directors, including the retainer for service as a member of the Board or any committees thereof and meeting fees. In no event shall any of the following items be treated as Compensation hereunder: (i) payments from this Plan or any other Employer nonqualified deferred compensation plan; (ii) any form of non-cash compensation or benefits, including short and long term disability payments, group life insurance premiums, income from the exercise of non-qualified stock options, from the disqualifying disposition of incentive stock options, or realized upon vesting of restricted stock or the delivery of shares in respect of restricted stock units (or other similar items of income related to equity compensation grants or exercises); (iii) expense reimbursements; (iv) severance payments, or (v) any other payments or benefits other than normal Compensation as determined by the plan administrator in its sole discretion. Notwithstanding anything to the contrary, Compensation shall include amounts deferred on a pre-tax basis under this Plan, any tax-qualified retirement plan, including 401(k) excess deferrals any Code Section 125 plan, and any other nonqualified deferred compensation plan of the Employer.
1.10 COMPENSATION DEFERRAL CREDIT ACCOUNT is defined in Section 3.2.
1.11 COMPENSATION DEFERRAL CREDITS is defined in Section 3.2.
1.12 401 (K) EXCESS DEFERRAL means an amount to be distributed to the Participant from the employer’s 401(k) qualified retirement plan that is in excess of the maximum deferral allowable under the qualified retirement plan based on certain limits contained in the Internal Revenue Code.
1.13 401(K) EXCESS DEFERRAL CREDITS is defined in Section 3.3.
1.14 DESIGNATION DATE means every trading day in which a designation of deemed investments is directed by a Participant pursuant to Section 4.3. The Employer and/or Recordkeeper may limit said Designation Date as deemed necessary.
1.15 DISABILITY means, with respect to a Participant, that:
(a)	such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b)	such Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.
1.16 EFFECTIVE DATE means the effective date of the Plan as set forth in the Adoption Agreement. Notwithstanding the foregoing, if any amounts have been credited to the Account of a Participant pursuant to the terms of a prior plan of the Employer and are subject to Code Section 409A, such amounts shall be governed by the terms of this Plan to the extent permitted in the Adoption Agreement.
1.17 EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person who is a member of a select group of management or highly compensated employees and who is employed by the Employer.
1.18 EMPLOYER means the for profit entity and any for- profit affiliate employers named in the Adoption Agreement and their successors and assigns unless otherwise herein provided, or any other for profit entity which, with the consent of the Employer, or its successors or assigns, assumes the Employer’s obligations hereunder, or any other for profit entity which agrees, with the consent of the Employer, to become a party to the Plan.
1.19 EMPLOYER CONTRIBUTION CREDIT ACCOUNT is defined Section 3.1.
1.20 EMPLOYER CONTRIBUTION CREDITS is defined in Section 3.1.
1.21 ENTRY DATE means the first day of the pay period following the date on which the Employee, Independent Contractor and Non-Employee Director first becomes a Participant.

1.22 INDEPENDENT CONTRACTOR means an individual in the service of the Employer if the relationship between the individual and the Employer is not the legal relationship of employer and employee. An individual shall cease to be an Independent Contractor upon his or her Separation from Service with the Employer. An Independent Contractor shall include a director of the Employer who is not an Employee.
1.23 NON-EMPLOYEE DIRECTOR means a member of the Board who is not employed by the Employer.
1.24 PARTICIPANT means any Employee, Independent Contractor, or Non-Employee Director designated in accordance with the provisions of Article II who is or may become (or whose Beneficiaries may become) eligible to receive a benefit under the Plan.
1.25 PARTICIPANT ENROLLMENT AND ELECTION FORMS shall include any form or manner acceptable to the Recordkeeper, whether electronic via website access or through submission of enrollment forms, in which a Participant elects to defer Compensation hereunder and to which the Participant makes certain other elections and designations as required thereof.
1.26 PERFORMANCE BASED COMPENSATION means Compensation where the amount of, or entitlement to, the Compensation is contingent on the satisfaction of pre established organizational or individual performance criteria relating to a performance period of at least twelve months in which the Participant performs services. Organizational or individual performance criteria are considered pre-established if established in writing at least 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established. A Participant’s Compensation will be considered Performance-Based Compensation only if the Participant performs services continuously from a date no later than the date upon which the performance criteria for such compensation are established through the date upon which the Participant makes a deferral election for such compensation. Performance-Based Compensation may include payments based upon subjective performance criteria in accordance as provided in regulations and administrative guidance promulgated under Code Section 409A.
1.27 PLAN means the nonqualified deferred compensation plan, as amended from time to time, and as evidenced by both this Basic Plan Document and the Adoption Agreement.
1.28 PLAN SPONSOR means the first named Employer in the Adoption Agreement who has the right and responsibility to (a) amend the Plan, (b) administer the Plan and interpret its terms and (c) consent to the adoption of the Plan by new adopting Employers.
1.29 PLAN YEAR means the calendar year.
1.30 RECORDKEEPER means the organization with which the Employer contracts to perform record keeping services hereunder, and its successor and/or assigns.
1.31 RE DEFERRAL means the extension of the time of distribution and/or a change in the form of the payment for that particular deferral, after a Specified Period Deferral is elected by the Participant. The election to extend and/or change may be made no later than 12 months prior to the originally scheduled distribution. The minimum time period for a re deferral must be at least five (5) years from the date the payment would have been made. Re-deferrals will not become effective until the date that is 12 months after the date that the re-deferral election is made. Re deferrals shall apply only to The Nationwide Corporate Incentive Program Plans that utilize a Nationwide Corporate Incentive Program PLUS fee schedule.
1.32 SEPARATION FROM SERVICE for any Participant means the Participant’s termination and separation from service with each Employer and its Affiliates for any reason, as determined in accordance with Code Section 409A and any guidance promulgated thereunder. For purposes of the Plan, the employment relationship between an Employee and the Employer is treated as continuing intact while the Employee is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Employee’s right to reemployment is provided either by statue or contract. If the Participant is an Independent Contractor or Non-Employee Director, the contractual relationship is treated as continuing intact if the Participant anticipates a renewal of the contract or becomes an Employee.
1.33 SPECIFIED PERIOD DEFERRAL means, if permitted in the Adoption Agreement, a deferral of Compensation to a specified date pursuant to Section 5.3.
1.34 TRUST means the trust (if any) established pursuant to the agreement by and between the Employer and a qualified trustee pursuant to Article 11.

1.35 UNFORESEEABLE EMERGENCY is a severe financial hardship (as defined in Code Section 409A) to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of the events beyond the control of the Participant. Distributions arising out of an unforeseeable emergency are limited to an amount needed to satisfy the emergency plus any taxes reasonably anticipated because of the distribution.
1.36 VALUATION DATE means the last day of each Plan Year and any other date or dates that the Recordkeeper, in its sole discretion, reasonably chooses to treat as a Valuation Date.
1.37 YEARS OF SERVICE means the number of consecutive 12 month periods, either before or after the Effective Date if so elected by the Employer in the Adoption Agreement, during which a Participant is employed or serves as an Employee, Independent Contractor or Non-Employee Director of the Employer.
ARTICLE 2 ELIGIBILITY AND PARTICIPATION
2.1 REQUIREMENTS. The Employer may, in its discretion, determine which Employees, Independent Contractors, and Non-Employee Directors, shall become Participants in the Plan.
Participation in the Participant Compensation Deferral Credit feature of the Plan is voluntary. In order to participate in the Participant Compensation Deferral Credit feature of the Plan, an Employee must make written application in such manner as may be required by Section 3.2 and by the Employer, and must agree to make Compensation Deferral Credits as provided in Article III. A Participant who fails to satisfy these requirements shall not be eligible to participate in the Participant Compensation Deferral Credit program for such Plan Year.
In the event that a Participant whose employment has been terminated is subsequently re employed by the Employer, he or she shall become a Participant in accordance with the provisions of this Section 2.1. In the event that a Participant whose services as an Independent Contractor or Non-Employee Director has been terminated is subsequently contracted by the Employer for further services, he or she shall become a Participant in accordance with the provisions of this Section 2.1.
2.2 CHANGE OF EMPLOYMENT. During any period in which a Participant remains in the employ of, or continues to maintain an independent contractor relationship with or continues to serve on the Board of, the Employer, but either (a) ceases to be a member of a select group of management or highly compensated employees or (b) fails to be eligible to participate in this Plan, he or she shall not be eligible to make Compensation Deferral Credits hereunder or to receive Employer Contribution Credits hereunder with respect to Compensation earned after the last day of the Plan Year (or such earlier time as may be required unless prohibited by Code Section 409A) unless and until the Employer determines that the Employee, Independent Contractor, or Non-Employee Director is eligible to participate again in the Plan.
ARTICLE 3: CONTRIBUTIONS AND CREDITS
3.1 EMPLOYER CONTRIBUTION CREDITS. If the Employer elects in the Adoption Agreement to make Employer Contribution Credits under the Plan, there shall be established and maintained a separate Employer Contribution Credit Account in the name of each Participant who is selected by the Employer to receive Employer Contribution Credits. The election in the Adoption Agreement to make Employer Contribution Credits permits, but does not require, the Employer to credit any amount it desires to any Participant’s Employer Contribution Credit Account for any Plan Year. The amount to be credited or debited, as applicable, to an Employer Contribution Credit Account shall include a) amounts equal to the Employer’s Contribution Credits and b) any deemed earnings, gains or losses allocated to the account.
For purposes of this Section 3.1, the Employer Contribution Credits with respect to a Participant for a particular Plan Year shall be an amount equal to the amount specified by the Employer to the Recordkeeper for the Plan Year. The amount credited to a Participant’s Employer Contribution Credit Account in a Plan Year may (a) differ from the amount credited to another Participant’s Employer Contribution Credit Account for that Plan Year, (b) differ from the amount credited to the Participant’s Employer Contribution Credit Account in any prior Plan Year, and (c) be equal to zero.
For each Plan Year, the Participant’s Employer Contribution Credit Account shall be credited or debited, as applicable, as of each Valuation Date. The amount of deemed earnings, gains or losses to be credited or debited shall be as determined under Article IV. The Recordkeeper shall have the discretion to allocate such deemed income, gains and losses among Employer Contribution Credit Accounts pursuant to such allocation rules as the Recordkeeper deems to be reasonable and administratively practicable.

3.2 PARTICIPANT COMPENSATION DEFERRAL CREDITS. In accordance with rules established by the Employer, including the Participant Enrollment and Election Form, a Participant may elect to defer Compensation (including any Non-Employee Director retainers) that is due to be earned and would otherwise be paid to the Participant. The Participant may express the amount to be deferred as a lump sum or a fixed periodic dollar amount(s) or percentage(s) of Compensation; provided, however, that any Participant electing to defer Compensation hereunder for a given Plan Year must elect to defer at least one percent (1%) of his or her Compensation or five thousand dollars ($5,000), whichever is greater, for the Plan Year. Amounts so deferred will be considered a Participant’s “Compensation Deferral Credits.”
To participate in the Compensation Deferral Credit program for a Plan Year, a Participant must satisfy the Employer’s election rules, including the execution of the Participant Enrollment and Election Forms, by December 31 of the calendar year preceding such Plan Year, or by any earlier deadline that the Employer may establish. Subsequent elections, or initial elections that do not meet the requirements below, regarding Compensation Deferral Credits or modifications to the amount of Compensation Deferral Credits must be made by December 31 of the calendar year before the Plan Year in which the subsequent election or modification is to be effective. Notwithstanding the foregoing, if an Employee, Independent Contractor, or Non-Employee Director first becomes a Participant during a Plan Year, the Participant may participate in the Compensation Deferral Credit program only if the Participant satisfies the Employer’s election rules, including the execution of the Participant Enrollment and Election Forms, no later than 30 days after the date of becoming a Participant. In such a case, the Participant’s election to defer Compensation as part of the Compensation Deferral Credit program will be effective only with respect to Compensation for services performed after the election and deferred in a manner consistent with the requirements of Code Section 409A. Subsequent elections to modify the amount of a Compensation Deferral Credit must be made by December 31 of the calendar year before the Plan Year in which the modified Compensation Deferral Credit is to be effective.
In the case of a deferral of Performance-Based Compensation, the election must be made no later than 6 months prior to the end of the performance period.
If the Employer has a fiscal year other than the calendar year, Compensation relating to service in the fiscal year of the Employer (such as a bonus based on the fiscal year of the Employer), of which no amount is paid or payable during the fiscal year, may be deferred at the Participant’s election only if the election to defer is made not later than the close of the Employer’s fiscal year next preceding the first fiscal year in which the Participant performs any services for which such Compensation is payable.
There shall be established and maintained by the Recordkeeper a separate Compensation Deferral Credit Account in the name of each Participant who has elected to participate in the Compensation Deferral Credit feature of the Plan, to which shall be credited or debited: a) amounts equal to the Participant’s Compensation Deferral Credits and b) amounts equal to any deemed income, gains and losses (to the extent realizable, based upon deemed fair market value of the Account’s deemed assets, as determined by the Recordkeeper, in its discretion) attributable or allocable thereto.
The Board may in its discretion establish policies rules and procedures consistent with the requirements of Code Section 409A to govern the manner in which Participant Compensation Deferral Credits may be made.
3.3 401(K) EXCESS DEFERRAL CREDITS. If the employer elects in the adoption agreement to allow for 401(k) excess deferrals as Plan contributions, a participant may elect to have the amount representing 401(k) excess deferrals transferred to the Participant’s Compensation Deferral Credit Account. The Participant shall be immediately vested in any amount transferred. In addition, the employee’s action or inaction with respect to their deferral election under the employer’s 401(k) qualified retirement plan, including an adjustment to a deferral election made during the calendar year, will not result in an impermissible deferral or accelerated distribution, provided that as a result of the employee’s action or inaction the increase or decrease under all the nonqualified deferred compensation plans in which the employee participates does not exceed the elective deferral limit under section 402(g) in effect for the taxable year in which such action or inaction occurs. Consequently, the plan shall not accept any amount exceeding the election deferral limit under section 402(g) in effect for the taxable year in which such action or inaction occurs.

ARTICLE 4: ALLOCATION OF FUNDS
4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or Recordkeeper or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Plan Sponsor or Recordkeeper, prior to the date on which a direction will become effective for each Designation Date, the Participant shall have the right to direct the Employer as to how amounts in his or her Account and held by the Employer, an agent of the Employer, or trustee under the Trust, whichever applies, shall be measured for account gains and losses. The Employer may, but is not required to, direct an agent of the Employer or trustee of the Trust to invest any assets held under the Trust or by the Plan Sponsor on behalf of the Participant pursuant to the performance measurement directions the Employer properly has received from the Participant. The value of the Participant’s Account shall be equal to the value of the performance measurements specified by the Participant as if the Employer had so invested the Account. As of each Valuation Date of the assets held under the Plan, the Participant’s Account will be credited or debited by the performance measurements to reflect the Participant’s Plan Account. The Participant’s Plan Account will be credited or debited with the increase or decrease in the performance measurements, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in performance measurements (as determined by the Employer or Recordkeeper) within the Account since the preceding Valuation Date shall be allocated among all Participants’ Accounts deemed to be invested performance measurement in accordance with the ratio which the portion of the Account of each Participant which is deemed to be invested within that performance measurement, determined as provided herein, bears to the aggregate of all amounts deemed to be invested within that performance measurement.
4.2 ACCOUNTING FOR DISTRIBUTIONS. Notwithstanding any other provision, as of the date of any distribution hereunder, the distribution made hereunder to the Participant or his/her Beneficiary or Beneficiaries shall be charged to such Participant’s Account. Such amounts shall be charged on a pro rata basis against the investments of the Plan in which the Participant’s Account is deemed to be invested.
4.3 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Employer or Recordkeeper or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Employer or Recordkeeper, prior to the date on which a direction will become effective investment direction for each Designation Date, each Participant may communicate to the Employer a direction as to how his or her Plan Accounts should be measured for performance among such categories of performance measurements as may be made available by the Employer hereunder. Such direction shall designate the percentage (in any whole percentage multiples) of each portion of the Participant’s Plan Accounts which is requested to be invested in such categories of performance measurements, and shall be subject to the following rules:
(a)	Any initial or subsequent performance measurement direction shall be in or on a form acceptable to the Employer and Recordkeeper and shall be effective as of the next Designation Date which shall be the next available market trading day. The Participant may, if permitted by the Employer and the Recordkeeper, make a performance measurement direction for his or her existing Account balance as of the Designation Date and a separate performance measurement direction for contribution credits occurring after the Designation Date.

(b)	All amounts credited to the Participant’s Account shall be measured for gains and losses in accordance with the then effective performance measurement direction and shall continue indefinitely as provided in the Participant’s most recent Participant Enrollment and Election Form, or other form specified by the Employer. As of the effective date of any new performance measurement direction, all or a portion of the Participant’s Account at that date shall be reallocated among the designated performance measurements according to the percentages specified in the new performance measurement direction. The new performance measurement direction will remain effective until a subsequent performance measurement direction is filed and becomes effective.

(c)	If the Employer or Recordkeeper receives an initial or revised performance measurement direction which it deems to be incomplete, unclear or improper, the Participant’s performance measurement direction then in effect shall remain in effect until the next Designation Date, unless the Employer and Recordkeeper provide for, and permits the application of, corrective action prior thereto. In the case of a deficiency in an initial performance measurement direction, or if the Participant has not made an initial performance measurement direction, the Participant’s Account shall be allocated to the lowest risk investment option for measuring Account gains and losses, as determined by the Board in its sole discretion.

(d)	If the Recordkeeper possesses at any time directions as to the performance measurement of less than all of a Participant’s Account, the Participant shall be deemed to have directed that the undesignated portion of the Account be deemed to be measured in a money market, fixed income or similar fund made available under the Plan, as determined by the Recordkeeper in its discretion.

(e)	Each Participant hereunder, as a condition to his or her participation hereunder, agrees to hold harmless the Employer and the Recordkeeper and their agents and representatives from any losses or damages of any kind relating to the performance measurement of the Participant’s Account hereunder.

(f)	Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.
4.4 EXPENSES. Expenses, including taxes and administrative fees, allocable to the administration or operation of an Account maintained under the Plan (as determined by the Employer in its discretion) shall be paid by the Employer.
ARTICLE 5: DISTRIBUTION EVENTS AND CONDITIONS
5.1 SEPARATION FROM SERVICE. If the Participant has a Separation from Service for any reason including death and Disability, the Participant’s Compensation Deferral Credit Account at the date of such separation shall be valued based on the last Valuation Date and shall be payable according to the provisions of Article 6. In addition, if the Participant’s Separation from Service is because of death or Disability, the Participant’s Employer Contribution Credit Account at the date of such separation shall be fully vested, valued based on the last Valuation Date and payable according to the provisions of Article 6. If the Participant’s Separation from Service is for any reason other than death or Disability, and the Employer selects in the Adoption Agreement to have Employer Contribution Credit Accounts subject to a vesting schedule, the Participant’s Employer Contribution Credit Account at the date of such separation shall be vested based on applying the vesting schedule chosen in the Adoption Agreement. Any unvested portion shall be forfeited to the Employer.
5.2. CHANGE IN CONTROL. The Employer may choose, per the Adoption Agreement, to (a) have Participants become fully vested in their Account balances upon a Change in Control and (b) allow Participants to receive a distribution of their vested Account balances upon a Change in Control. The Participant’s Account shall be valued based on the last Valuation Date before the Change in Control. If the Employer makes a payment designation, each Participant’s Account shall be paid in the manner provided in Article 6.
5.3. SPECIFIED PERIOD DEFERRALS. If the Employer designates in the Adoption Agreement that a Participant may make Specified Period Deferral elections, a Participant may designate in the Participant Enrollment and Election Forms to have his or her Compensation Deferral Credit Account for the specific Plan Year distributed as the Participant’s Specified Period Deferral distribution. Distributions of the amount of the Specified Period Deferral shall be made in the form provided in Article 6.
5.4 UNFORESEEABLE EMERGENCY. In the event of an unforeseeable emergency of the Participant, as defined in Section 1.33, the Participant may apply to the Employer for the distribution of all or any part of his or her then vested Account. The Employer shall consider the circumstances of each such case, and the best interests of the Participant and his or her family, and shall have the right, in its sole discretion, to direct a distribution of all or part of the amount requested, or to refuse to allow any distribution. Any payment that a Participant is entitled to because of an Unforeseeable Emergency shall be governed by Article 6.
ARTICLE 6: DISTRIBUTION OF BENEFITS
6.1 MEDIUM OF PAYMENT. All payment under the Plan shall be made in cash, subject to any federal, state, or local income tax or other withholding that may be required.
6.2 SEPARATION FROM SERVICE ACCOUNT DISTRIBUTIONS. If the Participant has a Separation from Service, the Participant’s Employer will pay the amount equal to the Participant’s Account, as valued under Section 5.1, in either a lump sum or, if provided in the Adoption Agreement, annual installments ranging from two to fifteen years. The form of payment shall be determined by both the Employer’s elections in the Adoption Agreement and the Employee’s deferral elections pursuant to the Participant Enrollment and Election Forms. If a Participant is permitted to elect a form of payment and fails to designate properly the form of payment, such payment will be made in a lump sum. Regardless of the timing and form of payment chosen, the first such payment shall be made on, or as close to as administratively feasible, the date of Separation from Service. Notwithstanding the foregoing, if the Participant’s Separation from Service occurs prior to obtaining the Annual Installment Eligibility Age designated in the Adoption Agreement, the Participant’s Compensation Deferral Credit Account, and any vested amounts of the Participant’s Employer Contribution Credit Account as provided in Section 5.1 and 6.7 as applicable, shall be paid in a lump sum as soon as administratively feasible. Also notwithstanding the foregoing, if the Participant is deemed a key employee of a publicly traded corporation as defined in Internal Revenue Code Section 416(i)(1), no payment may be made earlier than six months after the date of the Participant’s Separation from Service.
6.3 CHANGE IN CONTROL ACCOUNT DISTRIBUTIONS. If the Employer has chosen, per the Adoption Agreement, to distribute the Participant’s Account balance at the date of any event that is defined as a Change in Control under the Plan, the Participant’s vested Account balance at the date of such Change in Control shall be payable in a lump sum as soon as administratively practicable after the Change in Control.

6.4 SPECIFIED PERIOD DEFERRAL DISTRIBUTION. The Employer shall pay a Participant who is entitled to a Specified Period Deferral distribution the amount of such Specified Period Deferral in either a lump sum or, if provided for in the Adoption Agreement in annual installments ranging from two to fifteen years. In no event may a Specified Period Deferral distribution be made prior to two years following the Plan Year in the deferral of the Participant. The form of payment shall be specified in the Participant’s Enrollment and Election Forms, but if no such election is made the amount shall be distributed in a lump sum. Distributions of Specified Period Deferrals shall commence at the later of the date specified by the Participant or the date specified in the Adoption Agreement. If the Participant elects to receive Specified Period Deferral distributions in annual installment payments, the payment of each annual installment shall be made on the anniversary of the date of the first installment payment, and the amount of the annual installment shall be adjusted on such anniversary for credits or debits to the Participant’s Account pursuant to Article 4. Such adjustment shall be made by dividing the balance in the Plan Year account on such date by the number of annual installments remaining to be paid hereunder; provided that the last annual installment due under the Plan shall be the entire amount credited to the Plan Year account on the date of payment. Notwithstanding the foregoing, if a Participant Separates from Service prior to the date on which the entire balance in the Plan Year account has been distributed, the balance in the Plan Year account on such date shall be distributed to the Participant in the same manner and at the same time as the balance in the Account is distributed under Section 6.2; provided, however, that if Separation from Service occurs for reasons other than death before the date of any Re-Deferral, the Specified Period Deferral distribution shall not be made until the completion of the Re-Deferral period. Such distribution shall be made in a lump sum upon the completion of the Re-Deferral period.
6.5 DISTRIBUTIONS UPON UNFORESEEABLE EMERGENCIES. Upon the Employer’s determination to grant a Participant’s request to receive a distribution due to an Unforeseeable Emergency, the Employer shall make the appropriate distribution to the Participant from amounts held by the Employer in respect of the Participant’s Account. Once the Employer grants a Participant’s request for a distribution due to an Unforeseeable Emergency, the election to defer compensation pursuant to section 3.2 will be terminated. After such termination, the participant may later elect to defer compensation according to section 3.2. In no event shall the aggregate amount of the distribution exceed the lesser of a) the full value of the Participant’s vested Account or b) the amount determined by the Employer to be necessary to alleviate the Participant’s unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such an unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance, liquidation of the Participant’s assets (to the extent the liquidation of such assets would itself cause a severe financial hardship, or otherwise), and cancellation of compensation deferral credits upon payment due to an unforeseeable emergency.
6.6 PAYMENT OF INSTALLMENTS. If the whole or any part of a payment to be made under this Article 6 by the Employer is to be in installments, any unpaid installment amounts shall continue to be deemed to be invested pursuant to Article 4 under such procedures as the Employer may establish. Any deemed income, gain or loss attributable thereto (as determined by the Recordkeeper, in its discretion) shall be reflected in the installment payments, in such manner as the Recordkeeper shall determine.
6.7 DEATH AND DISABILITY BENEFITS AND VESTING CONDITIONS. If a Participant’s Separation from Service is due to death or Disability, he or she shall become fully vested in his or her Account. If a Participant dies prior to the full payment of his or her Account, the remaining value of the Participant’s Account shall be paid in a lump sum to the person or persons designated in accordance with Section 7.1.
In addition, if the Employer has elected in the Adoption Agreement to provide Participants with an additional twenty-five thousand dollar ($25,000) supplemental benefit and the Participant had fulfilled any additional requirements imposed by the Employer in its discretion for the receipt of the same, upon a Participant’s death prior to the full payment of his or her Account, the person or persons designated in accordance with Section 7.1 shall receive an additional payment of twenty five thousand dollars ($25,000) over and above the payment of the Account. Said supplemental benefit shall be paid to the named beneficiary in a lump sum, as soon as administratively feasible.
6.8 PROHIBITION ON ACCELERATION OF DISTRIBUTIONS. The time or schedule for payment of any distribution under the Plan may not be accelerated, except as set forth in this Plan and permitted under Code Section 409A and any guidance promulgated thereunder.

ARTICLE 7: BENEFICIARIES; PARTICIPANT DATA
7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate via the Recordkeeper’s website, any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon the Participant’s death, and such designation may be changed from time to time by the Participant by filing a new designation through the Participant’s online Account. Each designation will revoke all prior designations by the same Participant, and will be effective only when filed electronically with the Recordkeeper during the Participant’s lifetime.
In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such benefit payment to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Employer may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Employer, in its sole discretion, may distribute such payment to the Participant’s estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Employer deems to be appropriate.
7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Employer’s records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, except as otherwise required by law, if the Participant’s spouse or surviving spouse is then living, the Employer shall direct distribution of such amount to the Participant’s spouse or surviving spouse, and, if the Participant has died and then has no surviving spouse, the Employer shall direct distribution of such amount to the Participant’s estate and, if the Participant has not died, the entirety of the Participant’s Account not then paid shall be forfeited to the Employer, and such distribution or forfeiture shall discharge the Employer’s obligations to any such unlocated Participant or Beneficiary. If a benefit payable to an unlocated Participant or Beneficiary is reasonably determined by the Employer to be subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.
ARTICLE 8: ADMINISTRATION
8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Plan Sponsor (itself or through the Recordkeeper as the Plan Sponsor’s agent) shall have the sole responsibility for and the sole control of the operation and administration of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:
(a)	Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees, Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan.

(b)	Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

(c)	Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

(d)	Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

(e)	Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it deems necessary or desirable in connection with the administration and operation of the Plan, and the Plan Sponsor shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon, the advice or opinion of such firms or persons. The Plan Sponsor shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers or responsibilities, including the power to delegate any administrative and/or recordkeeping functions as are required to be performed under the Plan to the Recordkeeper, subject to the Recordkeeper’s acceptance of such responsibility. Any action of such person or committee in the exercise of such delegated duties, powers or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Plan Sponsor. Further, the Plan Sponsor may authorize one or more persons, including the Recordkeeper, to execute any certificate or document on behalf of the Plan Sponsor, in which event any person notified by the Plan Sponsor of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Plan Sponsor until such third person shall have been notified of the revocation of such authority.
If the Recordkeeper is delegated any administrative or recordkeeping authority by the Plan Sponsor hereunder, the Recordkeeper shall use ordinary care and diligence in the performance of its duties pertaining to the Plan, but, except to the extent required by law, the Recordkeeper shall not incur any liability: (i) by virtue of any contract, agreement, bond or other instrument made or executed by it or on its behalf as delegatee of the Plan Sponsor; (ii) for any act or failure to act, or any mistake or judgment made, by it with respect to the business of the Plan, unless resulting from its gross negligence or willful misconduct; or (iii) for the neglect, omission or wrong doing of any other person or firm employed or retained by the Plan Sponsor.
The Plan Sponsor and each Employer shall employ its own legal and tax advisors.
The Plan Sponsor and each Employer shall indemnify and hold harmless the Recordkeeper and Nationwide® Financial Services and their officers, directors, employees and other representatives, and the successors and assigns of the foregoing (any one of which hereinafter is referred to as an “Indemnified Person”) from the effects and consequences of the Indemnified Person’s acts, omissions and conduct in its official capacity with respect to the Plan, except to the extent that such effects and consequences shall result from the Indemnified Person’s own willful misconduct or gross negligence. This indemnification will protect an Indemnified Person from all losses, claims, damages, liabilities and expenses incurred by an Indemnified Person (including reasonable fees and disbursements of counsel) which (i) are related to or arise out of a) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Plan Sponsor or b) actions taken or omitted to be taken by an Indemnified Person with the Plan Sponsor’s consent or in conformity with the Plan Sponsor’s actions or omissions; (ii) arise out of changes in investments initiated by the Employer, such as losses incurred while Plan assets are being transferred; or (iii) are otherwise related to or arise out of the Indemnified Person’s activities on behalf of the Employer. The Employer will reimburse an Indemnified Person within 30 days for all expenses (including fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation.
In addition, if an Indemnified Person’s services are required, including deposition, expert testimony, related meetings, conferences and preparation time for such events, whether by agreement or subpoena by any party in litigation in which an Indemnified Person’s services may be relevant, Employer shall pay the Indemnified Person’s then current hourly rate for the Indemnified Person(s) involved. If an Indemnified Person is engaged by the Employer in one or more additional capacities, and the terms of this Plan or any additional agreement may be embodied in one or more separate written agreements, this indemnification shall apply to the original Plan and any such additional agreement shall remain in full force and effect following the completion or termination of this Plan.
8.2 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Plan Sponsor are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.
8.3 LITIGATION. Except as may be otherwise required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.
8.4 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a “Claimant”) shall present the claim, in writing, to the Plan Sponsor, and the Plan Sponsor shall respond in writing. If the claim is denied, the written notice of denial shall state, in a manner calculated to be understood by the Claimant:
(a)	The specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

(b)	A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

(c)	An explanation of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review and exhaustion of all administrative remedies under the Plan.
The written notice denying or granting the Claimant’s claim shall be provided to the Claimant within 60 days after the Employer’s receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Plan Sponsor to the Claimant within the initial 60 day period and in no event shall such an extension exceed a period of 60 days from the end of the initial 60 day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Employer expects to render a decision on the claim.
Any Claimant (or such Claimant’s authorized representative) whose claim is denied may, within 60 days after the Claimant’s receipt of notice of the denial request a review of the denial by notice given, in writing, to the Employer. Upon such a request for review, the claim shall be reviewed by the Plan Sponsor (or its designated representative) which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit in writing comments, documents, records and other information relating to the claim. A Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his or her claim.
The decision on review normally shall be made within 30 days of the Employer’s receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Plan Sponsor, within the initial 30 day period, and the time limit for the decision on review shall be extended to 90 days. Any extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Employer expects to render the decision on review. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall also state that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s claim, and shall include a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA. The written decision on review shall be given to the Claimant within the 30 day (or, if applicable, the 90 day) time limit discussed above. All decisions on review shall be final and binding with respect to all concerned parties.
ARTICLE 9: AMENDMENT
9.1 RIGHT TO AMEND. The Plan Sponsor, by written instrument executed by the Plan Sponsor, shall have the right to amend the Plan by making changes to previous elections in the Adoption Agreement, at any time and with respect to any provisions thereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall cause a Participant or a Beneficiary to receive a reduction in his or her vested Account balance prior to the date of the amendment.
9.2 AMENDMENTS TO ENSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan may be amended by the Plan Sponsor specified as having the power to amend the Plan in the Adoption Agreement at any time, retroactively if required, if found necessary, in the opinion of the Plan Sponsor, in order to ensure that the Plan (a) is characterized as a “top hat” plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA sections 201(2), 301(a)(3), and 401(a)(1), (b) complies with Code Section 409A and (c) conforms with the provisions and requirements of any applicable law (including ERISA and the Code).
No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.
9.3 CHANGES IN LAW AFFECTING TAXABILITY. In the event of any change in any law, including the issuance of additional guidance under Code Section 409A, after the Effective Date that is contrary to any Plan provision (“Change in Law”), the Plan Sponsor, as of the effective date of the Change in Law, will operate the Plan in conformance therewith and will disregard any inconsistent Plan provision. To the extent that compliance therewith is required to maintain the Plan’s compliance with Code Section 409A or any other applicable law, such Change in Law is deemed to be incorporated by reference into the Plan and to supersede any contrary provision during any period in which the Plan is permitted to comply operationally with the Change in Law and before a formal Plan amendment is required.
ARTICLE 10: TERMINATION
10.1 DISTRIBUTION BECAUSE OF INCOME INCLUSION UNDER CODE SECTION 409A. If any portion of a Participant’s Account under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirements of Code Section 409A and related Treasury guidance, the Participant may petition the Board for a distribution of that portion of his or her Account that is required to be included in his or her income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the portion of his or her Account required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A and related Treasury guidance, which amount shall not exceed the Participant’s unpaid vested Account balance under the Plan. If the petition is granted, such distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan.
10.2 TERMINATION AT PLAN SPONSOR’S DISCRETION. Any accelerated distribution required due to the Plan Sponsor’s exercise of its right to terminate the plan under this section will be respected if the Plan Sponsor 1) terminates all plans of the same type with respect to all employees; 2) make no payments within 12 months of plan termination other than those otherwise payable under the terms of the plan absent a termination; 3) distribute all amounts payable under the plan within 24 months of plan termination; and 4) not adopt a new plan or arrangement for a period of three years following the date of plan termination.
10.3 TERMINATION DUE TO DISSOLUTION. Any accelerated distribution required due to the plan termination as a result of dissolution of the employer will be included in the employee’s income in the latest of: calendar year of plan termination; calendar year in which an amount is no longer subject to substantial risk of forfeiture; or calendar year in which the payment is administratively practicable.
10.4 TERMINATION DUE TO CHANGE IN CONTROL. Any accelerated distribution required due to plan termination as a result of change in control pursuant will be respected only if all substantially similar plans of the Employer are terminated and all participants in the plan and all substantially similar plans are required to receive all amounts of deferred compensation within 12 months of the date of the terminated plans. Notwithstanding anything in the plan to the contrary any termination and accelerated distribution required due to termination will be consistent with the requirements of Code Section 409A and related Treasury guidance.
10.5 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferral Credits or Employer Contribution Credits, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles V and VI.
10.6 ALLOCATION AND DISTRIBUTION. This Section shall become operative on a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by a terminating Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provisions of the Plan, no persons who were not theretofore Participants shall be eligible to become Participants, the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.
10.7 SUCCESSOR TO EMPLOYER. Any for profit entity which is a successor to the Employer by reason of a dissolution of the Employer, change in control (according to Section 10.3), merger into or consolidation, or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity’s board of directors or other appropriate governing body. If, within 90 days from the effective date of such dissolution of the Employer, change in control (according to Section 10.3), merger into or consolidation, or purchase of substantially all of the assets of the Employer, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 10.5 shall become operative.
ARTICLE 11. THE TRUST
The Employer may establish a Trust with a Corporate Trustee pursuant to such terms and conditions as are set forth in a Trust agreement to be entered into between the Employer and such trustee. The Employer shall make contributions to such Trust that correspond to credits to Participants’ Accounts and shall have the discretion to invest Trust assets in a manner that corresponds to Participants’ selected deemed investments in order to provide a source of funds with which the Employer shall pay Plan benefits as they become due.
Any amounts held in a Trust established under this Section shall be the sole property of the Employer and will not be held as collateral security for fulfillment of the Employer’s obligation under the Plan. Any such funds will be subject to the claims of all bankruptcy or insolvency creditors of the Employer as provided in the Trust agreement, and no Participant or Beneficiary will have any vested interest or secured or preferred position with respect to such funds or have any claims against the Employer hereunder except as a general creditor.
The Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the their obligations under this Plan.
ARTICLE 12: MISCELLANEOUS
12.1 LIMITATIONS ON LIABILITY. Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employee thereof except as provided by law or by any Plan provision. Neither Nationwide Financial Services, the Recordkeeper nor the Employer in any way guarantees any Participant’s Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer, the Recordkeeper or Nationwide Financial Services, or any successor, employee, officer, director or stockholder of the Employer, the Recordkeeper or Nationwide Financial Services, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution hereunder.
12.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the state of the Employer’s incorporation shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.
The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.
12.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan benefit payments, (ii) the recovery under the Plan of overpayments of benefits previously made to a Participant or Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.
12.4 UNSECURED CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Employer. For purposes of the payment of benefits under this Plan, any and all of the Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. The Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future. In the event that any Participant’s or Beneficiary’s benefits hereunder are claimed by more than one party, the Employer may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan.
12.5 COURT ORDER. The Board is authorized to comply with any court order in any action in which the Plan or the Board has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law. In addition, if necessary to comply with a qualified domestic relations order, as defined in Code Section 414(p)(10(B), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee, in its sole discretion, shall have the right to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse.

12.6 INSURANCE. The Employer, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Employer or Trust may choose. The Employer or the trustee of the Trust, as the case maybe, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employer shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employer has applied for insurance.
12.7 OFFSET FOR INDEBTEDNESS. The total amount to be paid hereunder to the Employee or his beneficiary, as the case may be, shall be reduced in an amount equal to the indebtedness of such Employee to the Employer, or claims of the Employer, if any, existing at the time of the payment. Said indebtedness or claims shall be considered fully discharged to the extent of any such reduction in the amount paid.
12.8 NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue to be employed by the Employer in his or her present capacity or in any capacity. It is expressly understood that this Plan relates to the payment of deferred compensation for the Employee’s services, payable after termination of his or her employment with the Employer, and it is not intended to be an employment contract.
12.9 GOVERNING LAW. The provisions of this Plan shall be construed and interpreted according to federal tax law and ERISA and, to the extent applicable, the internal laws of the State of Ohio without regard to its conflicts of laws principles. Any action arising from or related to this Plan shall be instituted and litigated in any state court located in Franklin County, Ohio, or in any federal court with jurisdiction over Franklin County, Ohio. The Company, the Participants and each Employer hereby irrevocably consent to the jurisdiction of such courts.
12.10 NOTICE. Any notice or filing required or permitted to be given to the Employer under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address in the Adoption Agreement or the last known address on the books of the Employer.
Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

• Not a deposit • Not FDIC or NCUSIF insured • Not guaranteed by the institution
• Not insured by any federal government agency • May lose value
Life insurance and annuities are issued by Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company, Columbus, Ohio, members of Nationwide Financial®. The general distributor is Nationwide Investment Services Corporation, member NASD. In MI only: Nationwide Investment Svcs. Corporation.
Nationwide, Nationwide Financial, the Nationwide framemark, On Your Side and The Nationwide Corporate Incentive Program are federally registered service marks of Nationwide Mutual Insurance Company.
© 2007, Nationwide Financial Services, Inc. All rights reserved.
NFM-4650AO (08/07)